Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

EndoChoice Holdings, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

August 3, 2016